Exhibit 99.1

DEMAND MEDIA APPOINTS SEAN MORIARTY

AS CHIEF EXECUTIVE OFFICER

Demand Media Acquires Saatchi Art, a Leading Online Art Gallery

and Hires Former Ticketmaster and Saatchi Art CEO

Santa Monica, Calif. — August 11, 2014 — Demand Media, Inc. (NYSE: DMD) today announced the appointment of Sean Moriarty as Chief Executive Officer and board director.  A seasoned executive, Mr. Moriarty brings 18 years of experience with media and Internet companies, including Ticketmaster and Saatchi Art where he served both companies as CEO. Shawn Colo, Demand Media co-founder and Interim Chief Executive Officer has been appointed President and will join the board of directors.

Prior to Saatchi Art, Mr. Moriarty was the CEO of Ticketmaster where he led the transformation from an offline business to a top 5 global Internet commerce company earning nearly $1.5 billion in annual revenue with a presence in 22 countries. Prior to Ticketmaster, he worked 4 years as EVP of Product and Technology at IAC/Citysearch. Mr. Moriarty serves on a number of boards including Eventbrite, Metacloud, TuneIn, and the Pat Tillman Foundation.

“Sean is a proven leader and a strong operator with a broad range of experience that is uniquely suited to our business,” said Shawn Colo, co-founder and President of Demand Media. “I’m excited to be working closely with him as we enter the next phase of the company’s future.”

Also announced today, Demand Media acquired Saatchi Online, Inc., which operates Saatchi Art, a leading online art gallery. Saatchi Art is driven by its global community of artists, similar to Demand Media’s Society6 marketplace. Saatchi Art is home to more than 45,000 artists selling their original work on the site.  In the past six months, artwork has been sold to buyers in 77 countries on behalf of artists in 95 countries.

“Demand Media is an innovative company with a passionate and creative team. Our businesses are very well positioned in large global categories that people care deeply about, including how-to, health and wellness, humor, and art,” said Sean Moriarty. “I’m excited to work closely with the team in fulfilling our vision of building an important, enduring Internet company that serves creators and consumers.”

The company was acquired for total consideration of approximately $17 million comprised of a mix of cash and stock. In the near term, the company expects this acquisition to contribute revenue of $0.5 million to $1 million per quarter and reduce adjusted EBITDA by $1 million to $1.5 million per quarter.

About Demand Media

Demand Media, Inc. (NYSE: DMD) is a leading digital content & media company that informs and entertains one of the Internet’s largest audiences, helps advertisers find innovative ways to engage with their customers and enables publishers and individuals to expand their online presence. Headquartered in Santa Monica, CA, Demand Media has offices in North America and South America. For more information about Demand Media, please visit www.demandmedia.com.

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Media Contact:

David Glaubke.

Senior Director, Corporate Communications

Demand Media

david.glaubke@demandmedia.com

(310) 917-6490

Investor Contact:

For Demand Media:

The Blueshirt Group
Brinlea Johnson, 310.917.6426
IR@demandmedia.com

Cautionary Information Regarding Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, as amended. Statements containing words such as may, believe, anticipate, expect, intend, plan, project, and estimate or similar expressions constitute forward-looking statements. Forward-looking statements involve various risks and uncertainties and statements regarding the Company’s future financial performance are based on current expectations, estimates and projections about our industry, financial condition, operating performance and results of operations, including certain assumptions related thereto. Actual results may differ materially from the results predicted, and reported results should not be considered an indication of future performance. Potential risks and uncertainties include, among others, our ability to successfully integrate, manage, operate and grow Saatchi Art, the risk that we may be unable to achieve revenue and EBITDA projections for the acquired business, the risk that the acquired business or the transaction carry contingent liabilities that could materially impact our future results or our ability to realize the expected benefits of the transaction, and the risk that former stockholders of Saatchi Online may seek to assert claims relating to the transaction.  Additional information about potential risk factors that could affect our operating and financial results are contained in our annual report on Form 10-K for the fiscal year ending December 31, 2013 filed with the Securities and Exchange Commission (http://www.sec.gov) on March 17, 2014, as such risk factors may be updated in our quarterly reports on Form 10-Q filed with the Securities and Exchange Commission, including, without limitation, information under the captions Risk Factors and Management’s Discussion and Analysis of Financial Condition and Results of Operations. The Company does not intend to revise or update the information set forth in this press release, except as required by law, and may not provide this type of information in the future.